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                                                                      EXHIBIT 21



                          SUBSIDIARIES OF THE COMPANY


Alexander Boxall, S.A.       [Organized under the laws of the Kingdom of Spain]


Micro-Tech Products, Inc.    [Massachusetts Corporation - Inactive]